Exhibit 99.1

Altimmune Appoints Peter Greenleaf and Alex Howarth, Two Leading Biotech Executives, to Board of Directors to Support Its Strategic Evolution

Board appointments align with successful transition to late-stage clinical Company developing pemvidutide as a differentiated liver franchise with multiple potential indications

As part of this transition, John M. Gill, Mitchel Sayare, Ph.D., and Klaus O. Schafer, M.D., MPH, will retire from the Board at the Company’s 2027 Annual Meeting

MORRISTOWN, N.J., October 27, 2026 (GLOBE NEWSWIRE) – Altimmune, Inc. (Nasdaq: ALT), a biopharmaceutical company advancing pemvidutide, an investigational glucagon/GLP-1 dual receptor agonist, in serious liver diseases, today announced that Peter Greenleaf and Alex Howarth will join the company’s board of directors, effective November 2, 2026.

“We are thrilled to welcome Peter and Alex to the Altimmune Board of Directors,” said Jerry Durso, Chief Executive Officer (CEO) and Chairman of the Board of Altimmune. “These two proven executive industry leaders bring strategic perspectives in drug development, commercialization and corporate development that will be a valuable addition to the Altimmune Board as we continue to progress pemvidutide as a differentiated liver franchise. With our Phase 3 MASH trial funded and ongoing, along with outstanding Phase 2 data in AUD, now is the right time to evolve our Board of Directors.”

As part of a planned transition process, John M. Gill, Mitchel Sayare, Ph.D., and Klaus O. Schafer, M.D., MPH, will retire from the Board and not stand for reelection at the end of their current one-year terms at the Company’s 2027 Annual Meeting.

“On behalf of the Board of Directors, I would like to thank John, Mitch and Klaus for their long-term contributions to Altimmune, culminating with the significant progress that we believe will enable a successful future addressing serious liver diseases,” said Durso. “Important milestones achieved for the Company include accelerating the clinical development of pemvidutide, rebuilding the management team with late-stage development capabilities, and securing needed financing. This Board succession plan is intended to build on our momentum.”

Mr. Greenleaf has extensive experience guiding publicly traded biopharmaceutical companies through corporate strategy, business development, M&A, advancing drug pipelines, commercialization, and board governance. He has served on multiple public and private boards during his career and is currently the Chairman of Pelthos Therapeutics (Nasdaq: PTHS) and a director of Revolo Biotherapeutics, a private biotechnology company. Mr. Greenleaf most recently served as CEO at Aurinia Pharmaceuticals, where he scaled the company from a single-asset development-stage company to a commercial enterprise. Previously, he was CEO and Chairman of Sucampo Pharmaceuticals, overseeing its sale for approximately $1.2 billion, and has also served as CEO of Cerecor and Histogenics. Mr. Greenleaf earned a Master of Business Administration from St. Joseph’s University, Philadelphia, and Bachelor of Science from Western Connecticut State University, Danbury, Conn.

“Altimmune’s exceptional recent progress has positioned it for a successful transition into a late-stage development company," said Mr. Greenleaf. “I look forward to working with the Board and management team in our efforts to establish Altimmune as a potential category leader in the treatment of liver diseases and fully realize the strategic value of pemvidutide.”

Mr. Howarth is an industry leading financial executive with a lengthy record of success within commercial-stage public and private biotech and specialty pharma companies, including completing more than 30 licensing and M&A transactions. He most recently served as Chief Financial Officer (CFO) with Madrigal Pharmaceuticals, leading strategic planning to transition the company into a commercial organization that launched the first approved treatment for MASH. Prior to joining Madrigal, Mr. Howarth was Chief Operating Officer of Akcea Therapeutics, where he led its sale in a transaction valued at $2 billion. Earlier roles include President and CFO at Lycera Corporation and CFO at moksha8. Mr. Howarth is a Fellow Chartered Accountant and holds a BSc in Biochemistry from the University of Bath in the United Kingdom.

"Altimmune’s strategic plan and balance sheet are strong, offering significant leverage to support future growth," said Mr. Howarth. “I am eager to work with my Board colleagues to capitalize on these and other drivers to move pemvidutide quickly and efficiently through Phase 3 development and towards commercialization.”

About Pemvidutide

Pemvidutide is a novel, investigational peptide with balanced 1:1 glucagon/GLP-1 dual receptor agonist activity that has an effect on reducing liver fat, inflammation, and fibrosis, in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), alcohol use disorder (AUD) and alcohol-associated liver disease (ALD). The activation of glucagon receptors results in direct effects on the liver, while GLP-1 receptors mediate metabolic effects such as appetite suppression and weight loss and are involved in pathways related to craving and reward.

The FDA granted Fast Track designations to pemvidutide for the treatment of MASH and AUD, as well as Breakthrough Therapy Designation for MASH. In December 2025, the Company announced topline 48-week data from the IMPACT Phase 2b trial in MASH. In July 2026, the PERFORMA Phase 3 trial, a global, randomized, double-blind, placebo-controlled, parallel-group study of pemvidutide in patients with MASH was initiated. In July 2026, the Company announced positive topline results from the RECLAIM Phase 2 trial in AUD. In August 2026, the Company announced completion of enrollment of the RESTORE Phase 2 trial in ALD.

About Altimmune

Altimmune is a late clinical-stage biopharmaceutical company developing pemvidutide for patients with serious liver diseases. Pemvidutide, a unique dual-action investigational therapy targeting both glucagon and GLP-1 receptors in a balanced 1:1 ratio, is in late-stage clinical development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), recently showed robust results in the RECLAIM Phase 2 trial in alcohol use disorder (AUD) and is being studied in alcohol-associated liver disease (ALD). For more information, please visit www.altimmune.com

As of November 1, 2026, Altimmune’s new address is 350 Mount Kemble Avenue, Suite 1001, Morristown, NJ 07960.

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Forward-Looking Statements

Any statements made in this press release related to the Company’s board succession planning, development or commercialization of pemvidutide, an investigational product candidate, and other business, regulatory and financial matters including without limitation, clinical trial study design, status, correspondence, results and data, including the ongoing PERFORMA and RESTORE trials, the timing of key milestones for the Company’s clinical programs, future plans or expectations for pemvidutide for the treatment of MASH, AUD and ALD, the potential benefits of Fast Track and Breakthrough Therapy Designations, including potential regulatory timeline and approval benefits, the Company’s financial position, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Altimmune, Inc. may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including risks relating to: delays in regulatory review, manufacturing and supply chain interruptions, access to clinical sites, enrollment, adverse effects on healthcare systems and disruption of the global economy;  the reliability of the results of studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates; the Company's ability to manufacture clinical trial materials on the timelines anticipated; and the success of future product advancements, including the success of future clinical trials. Further information on the factors and risks that could affect the Company's business, financial conditions and results of operations are contained in the Company's filings with the U.S. Securities and Exchange Commission, including under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q and the Company’s other filings with the SEC, which are available at www.sec.gov.

Investor Contact:

Luis Sanay, CFA

ir@altimmune.com

Media Contact:

Marisa Sharkey

media@altimmune.com